EXHIBIT 99.1

KCAP Financial, Inc. to Report Second Quarter 2012 Financial Results on August 9, 2012; Conference Call Scheduled

NEW YORK, July 31, 2012 (GLOBE NEWSWIRE) -- KCAP Financial, Inc. (Nasdaq:KCAP) will report its financial results for second quarter ended June 30, 2012 on Thursday, August 9, 2012. The Company will host a conference call on the same day at 4:00pm Eastern.

To access the call please dial (866) 757-5630 approximately 10 minutes prior to the start of the conference call. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kcapfinancial.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7pm ET for approximately 90 days.

A replay of this conference call will be available from 7:00 p.m. on August 9, 2012 until 11:59 p.m. Eastern time on August 16th, 2012. The dial in number for the replay is 800-585-8367 and the conference ID is 16527246.

About KCAP Financial, Inc.:

KCAP Financial, Inc. is a publicly traded, internally managed business development company. The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. The Company's wholly owned portfolio companies, Katonah Debt Advisors, L.L.C. and Trimaran Advisors, L.L.C., manage collateralized debt obligation funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

The KCAP Financial, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3121

KCAP Financial, Inc.'s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kcapfinancial.com.

KCAP-G

CONTACT: KCAP Financial, Inc.
         Investor Relations
         Denise Rodriguez
         (212) 455-8300
         info@kcapfinancial.com